Exhibit 10.1(a)

_________, 2017

Big Rock Partners Acquisition Corp.
2645 N. Federal Highway
Suite 230
Delray Beach, FL  33483

EarlyBirdCapital, Inc.
366 Madison Avenue
New York, New York 10017

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Big Rock Partners Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 5,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one right (each, a “Right”) and one-half of one warrant (each, a “Warrant”). Each Right entitles the holder thereof to receive one-tenth (1/10) of one share of Common Stock upon the consummation of a Business Combination. Each whole Warrant entitles the holder thereof to purchase one share of the Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to the registration statement on Form S-1, No. 333-220947 and the prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the NASDAQ Capital Market. Certain capitalized terms used herein are defined in paragraph ten hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Big Rock Partners Sponsor, LLC (the “Sponsor”) hereby agrees with the Company as follows:

1. The Sponsor agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it shall vote all Founder’s Shares and any shares acquired by it in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2. The Sponsor hereby agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, the Sponsor shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, unless the Company provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.

The Sponsor acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder’s Shares. The Sponsor hereby further waives, with respect to any shares of the Common Stock held by it, him or her, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock, although the Sponsor shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder’s Shares) it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering.

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the Sponsor hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the Sponsor shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income accrued on the Trust Account), subject to any pre-existing fiduciary or contractual obligations the Sponsor might have.

(a) The Sponsor hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within the required time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time.

(b) The Sponsor hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations in this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5.           (a)     On the date of the Prospectus, the Founder’s Shares, a portion of which will be subject to forfeiture in the event the Underwriters do not exercise their over-allotment option in full, will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent.

(b) The Sponsor agrees that it shall not effectuate any Transfer of Private Placement Units or securities underlying such units, until after the completion of a Business Combination.

(c) Notwithstanding the provisions of paragraph 5(b), Transfers of the Private Placement Units and securities underlying the Private Placement Units are permitted (a) to the Company’s officers, directors, consultants or their affiliates; (b) to an entity’s members; (c) to relatives and trusts for estate planning purposes; (d) pursuant to a qualified domestic relations order; (e) by private sales made at or after the consummation of a Business Combination at prices no greater than the price at which the units were originally purchased; or (f) to the Company for no value for cancellation in connection with the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

6. Except as disclosed in the Prospectus, neither the Sponsor nor any affiliate of the Sponsor, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following: repayment of an advance of up to $150,000 made to the Company by the Sponsor, pursuant to a promissory note dated September 26, 2017; repayment of an advance of $25,000 made to the Company by Richard Ackerman, pursuant to a promissory note dated September 26, 2017; payment of an aggregate of $10,000 per month to the Sponsor for office space, utilities, secretarial support and administrative services, pursuant to an Administrative Services Agreement, dated _____, 2017; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of non-interest bearing loans, if any, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

7. The Sponsor has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement.

8. The Sponsor hereby agrees to not propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation prior to the consummation of a Business Combination unless the Company provides holders of Offering Shares with the opportunity to have their shares redeemed upon such approval in accordance with the certificate of incorporation.

9. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder’s Shares” shall mean the shares of Common Stock of the Company held by the initial stockholders of the Company prior to the consummation of the Public Offering; (iii) “Private Placement Units” shall mean the 225,000 units consists of one share of Common Stock, one Right and one-half of one Warrant (or up to 243,750 units if the Underwriters’ over-allotment option is exercised in full) that are acquired for an aggregate purchase price of $2,250,000 (or $2,437,500 if the Underwriters’ over-allotment option is exercised in full), in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

10. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and its successors and assigns.

12. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

14. The Sponsor acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15. This Letter Agreement shall terminate on the earlier of (i) the consummation of the Business Combination or (ii) the liquidation of the Company; provided, however, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

[Signature page follows]

43363128;1

Sincerely,

BIG ROCK PARTNERS SPONSOR, LLC

By:
Name
Title

Acknowledged and Agreed:

BIG ROCK PARTNERS ACQUISITION CORP.

By:
Name
Title

EARLYBIRDCAPITAL, INC.

By:
Name
Title

[Signature Page to Letter Agreement]